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                                  Exhibit 21.1
                      SUBSIDIARIES OF MEDIANEWS GROUP, INC.

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                                                                     STATE OF
SUBSIDIARY                                                         INCORPORATION
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MediaNews Group, Inc.............................................    Delaware

Los Angeles Daily News Publishing Company, (Daily News)..........    Delaware

Long Beach Publishing Company, (Press-Telegram)..................    Delaware

Northwest New Mexico Publishing Company (33% ownership
   percentage in Texas-New Mexico Newspapers Partnership,
   which includes: Las Cruces Sun-News, The Deming
   Headlight, Alamogordo Daily News, Ruidoso News, The Daily
   Times, Carlsbad Current-Argus)................................    Delaware

Graham Newspapers, Inc., (The Graham Leader, KSWA, KWKQ,
   KLXK, KROO)...................................................    Delaware

York Newspaper, Inc. (The York Dispatch, York Sunday News).......    Delaware

Hanover Publishing Company, (The Evening Sun, Lebanon Daily
   News).........................................................    Delaware

Charleston Publishing Company, Charleston Daily Mail)............    Delaware

New England Newspapers, Inc. (North Adams Transcript,
   Brattleboro Reformer, Bennington Banner, The Berkshire
   Eagle)........................................................    Delaware

   New England Internet Media Publishing Company, Inc............    Delaware

   Clock Tower Condominium Association...........................    Delaware

Fitchburg Publishing Company, (The Sentinel & Enterprise)........    Delaware

   Fitchburg Internet Media Publishing Company, Inc..............    Delaware

Lowell Publishing Company, (The Sun).............................    Delaware

   Lowell Internet Media Publishing Company, Inc.................    Delaware

The Denver Post Corporation, (The Denver Post)...................    Delaware

   Eastern Colorado Publishing Company, (Fort Morgan Times,
   Journal-Advocate, Lamar Daily News)...........................    Delaware

MediaNews Group Interactive:

   Rate Watch, Inc...............................................    Delaware

   PowerOne Holding Company, Inc.................................    Delaware

   New Mexico-Texas MediaNews Group Interactive, Inc.............    Delaware

West Coast MediaNews LLC (54.23% Ownership percentage in
   California Newspapers Partnership which includes: The
   Oakland Tribune, Tri-Valley Herald (Pleasanton), The
   Argus (Fremont), The Daily Review (Hayward), Alameda
   Times-Star, San Mateo County Times, Inland Valley Daily
   Bulletin (Ontario), Enterprise-Record (Chico), San Gabriel
   Valley Tribune, Whittier Daily News, Pasadena Star-News,
   Times-Standard (Eureka), Mercury-Register (Oroville),
   Times-Herald (Vallejo), Marin Independent Journal, Lake
   County Record-Bee (Lakeport), The Daily Democrat
   (Woodland), Ukiah Daily Journal, Redlands Daily Facts,
   Red Bluff Daily News, The Sun (San Bernardino), Paradise
   Post, The Reporter (Vacaville), Original Apartment
   Magazine, LA.com).............................................    Delaware

Kearns-Tribune, LLC, (The Salt Lake Tribune).....................    Delaware

Connecticut Newspapers Publishing Company, (Connecticut Post)....    Delaware

Alaska Broadcasting Company, Inc., (Northern Television,
   Inc. KTVA)....................................................     Alaska
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